Exhibit 10.1

RESOLUTIONS OF THE BOARD OF DIRECTORS OF HIMALAYA TECHNOLOGIES, INC.

Pursuant to the provisions of Nevada Corporation law and the Certificate of Incorporation and By-Laws of Himalaya Technologies, Inc. p/k/a Homeland Resources Ltd, a Nevada corporation (the “Company”), the undersigned calls for an annual meeting of shareholders to be held on March 17, 2023 at 2pm ET at the Company’s corporate offices at 831 W North Ave., Pittsburgh, PA. The Board meeting was convened on February 4, 2023 at 11:00am ET.

WHEREAS, to approve certain corporate actions and update investors on recent developments and growth plans, the Board of Directors calls for an annual meeting of shareholders to be held on March 17, 2023 at 2pm ET at the Company’s corporate offices at 831 W North Ave., Pittsburgh, PA.

WHEREAS, the Board of Directors believes it is in the best interests of the Company to call for an annual meeting of shareholders to be held on March 17, 2023 at 2pm ET at the Company’s corporate offices at 831 W North Ave., Pittsburgh, PA.

NOW THEREFORE BE IT RESOLVED THAT:

RESOLVED, the Board of Directors calls for an annual meeting of shareholders to be held on March 17, 2023 at 2pm ET at the Company’s corporate offices at 831 W North Ave., Pittsburgh, PA.

RESOLVED, that any of the Executive Officers of the Company are hereby authorized and directed for and on behalf of the Company to do and perform all acts and things and execute and deliver all documents and take all such other steps as may be necessary or desirable to give full effect to the consent resolutions set forth above.

Vikram Grover, Sole Director